Exhibit 99.1

News Release
Media Contacts:	Doug Kline Sempra Energy (877) 866-2066 www.sempra.com

Analysts Contacts:	Dennis Arriola/Karen Sedgwick Sempra Energy (877) 736-7727

SEMPRA ENERGY FIRST-QUARTER 2004
EARNINGS MORE THAN DOUBLE

Energy Trading, Generation Businesses Record Solid Gains

SAN DIEGO, April 29, 2004 -- Sempra Energy today reported first-quarter 2004 earnings of $197 million, or $0.85 per diluted share, compared with $88 million, or $0.42 per diluted share, in the first quarter 2003.

First-quarter 2004 results included a $24 million loss related to the discontinued operations of Atlantic Electric & Gas, a U.K.-based retail energy marketer, which was sold earlier this week. Excluding this item, Sempra Energy's first-quarter earnings were $221 million, or $0.96 per diluted share, in 2004. This compared with first-quarter 2003 earnings of $120 million, or $0.58 per diluted share, which excluded a $3 million loss related to Atlantic Electric & Gas' discontinued operations, as well as the negative impact of a $29 million cumulative adjustment related to the implementation of accounting principle EITF 02-3. EITF 02-3 eliminated mark-to-market accounting for certain commodity trading assets and liabilities.

"Our first-quarter results reflect the continued execution of our strategy," said Stephen L. Baum, chairman, president and chief executive officer of Sempra Energy. "Our energy trading and generation units, as well as our California utilities, are producing solid earnings and positive cash flow."

Revenues in the first quarter 2004 were $2.4 billion, up from $1.9 billion in the same period a year ago, due primarily to increased power deliveries by Sempra Energy Resources and higher commodity prices.

OPERATING HIGHLIGHTS

Sempra Energy Utilities

Net income for San Diego Gas & Electric (SDG&E) increased to $50 million in the first quarter 2004 from $45 million in the year-ago period. The increase resulted from higher transmission and distribution revenues, partially offset by higher operating costs and the elimination of the incentive rate mechanism for the company's 20-percent interest in the San Onofre Nuclear Generating Station.

During the quarter, SDG&E received positive preliminary decisions from a California Public Utilities Commission administrative law judge and the assigned commissioner supporting the utility's long-term electric resource plan. Filed in October 2003, the plan provides for the purchase of a mix of local generation assets, including renewable energy and a new 550-megawatt power plant being built by Sempra Energy Resources for SDG&E in Escondido, Calif., as well as energy-conservation initiatives.

Southern California Gas Co. recorded first-quarter net income of $56 million, compared with $58 million in the first quarter 2003.

Sempra Energy Trading

Sempra Energy Trading's net income was $59 million in the first quarter 2004. In the same period last year, the company earned $10 million, before the cumulative impact of accounting principle EITF 02-3. Sempra Energy Trading's higher earnings in this year's first quarter came from strong results in all of the company's product lines.

"Sempra Energy Trading has grown to become the second largest marketer of physical natural gas in North America and now has recorded 21 consecutive profitable quarters, excluding the first-quarter 2003 mandated accounting change, " said Baum. "This customer-focused business continues to benefit from solid risk management and a diverse portfolio of products."

Sempra Energy Resources

First-quarter net income for Sempra Energy Resources rose to $37 million from $10 million last year, due to increased power deliveries through the company's portfolio of supply contracts.

During the quarter, Sempra Energy announced a 50-50 joint-venture agreement with Carlyle/Riverstone, an energy and power-focused equity fund, to acquire American Electric Power's 632-megawatt, coal-fired Coleto Creek Power Station and nine other Texas power plants for $430 million. Sempra Energy expects to obtain project financing for a substantial portion of the costs of the acquisition, which is expected to be completed in July 2004. Sempra Energy Resources will provide asset-management services for the joint venture, including operation of the plants.

Sempra Energy International and Sempra Energy LNG

Sempra Energy International and Sempra Energy LNG, on a combined basis, earned $17 million in the first quarter 2004, up from $7 million in the year-earlier period. The increase stemmed from improved results from the company's South American operations and an $8 million contribution from the favorable buy-out of a future obligation related to the proposed Cameron LNG project.

Sempra Energy LNG announced plans last week to develop a new liquefied natural gas (LNG) receipt terminal near Port Arthur, Texas, with a daily processing capacity of 1.5 billion cubic feet of natural gas. The company initiated the regulatory review process for the terminal with the Federal Energy Regulatory Commission April 21, 2004. The terminal could begin operations as early as 2009.

The Port Arthur project joins two other Sempra LNG receipt terminals under development in North America: Energía Costa Azul in Baja California, Mexico, and Cameron LNG near Lake Charles, La. Both of these projects are expected to commence construction later this year and begin operations in late 2007.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. Eastern Time with senior management of Sempra Energy. Access is available by logging onto the Web site at www.sempra.com. For those unable to log onto the live Webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (800) 642-1687 and entering passcode number 7021323.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2003 revenues of $7.9 billion. The Sempra Energy companies' nearly 13,000 employees serve more than 10 million customers in the United States, Europe, Canada, Mexico, South America and Asia.
###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: national, international, regional and local economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources and the Federal Energy Regulatory Commission; capital market conditions, inflation rates and interest rates; energy and trading markets, including the timing and extent of changes in commodity prices; weather conditions; business, regulatory and legal decisions; the pace of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the company's control. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company's Web site, www.sempra.com.

Sempra Energy Solutions, Sempra Energy Trading, Sempra Energy International, Sempra Energy LNG and Sempra Energy Resources are not the same companies as the utilities, San Diego Gas & Electric and Southern California Gas Co., and are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

STATEMENT OF CONSOLIDATED INCOME (Unaudited)

	Quarters ended
	March 31,

(Dollars in millions,except per share amounts)	2004	2003

Operating revenues
California utilities:
Natural gas	$ 1,333	$ 1,162
Electric	381	395
Other	646	366

Total operating revenues	2,360	1,923

Operating expenses
California utilities:
Cost of natural gas	824	677
Cost of electric fuel and purchased power	127	163
Other cost of sales	327	219
Other operating expenses	521	445
Depreciation and amortization	165	148
Franchise fees and other taxes	64	56

Total operating expenses	2,028	1,708

Operating income	332	215
Other income (loss) - net	5	(2)
Interest income	23	12
Interest expense	(80)	(74)
Preferred dividends / distributions by subsidiaries	(2)	(7)

Income from continuing operations before income taxes	278	144
Income tax expense	57	24

Income from continuing operations	221	120
Loss from discontinued operations, net of tax	(24)	(3)

Income before cumulative effect of change in accounting principle	197	117
Cumulative effect of change in accounting principle, net of tax	-	(29)

Net income	$ 197	$ 88

Weighted-average number of shares outstanding (thousands):
Basic	228,055	206,393

Diluted	231,136	207,823

Income from continuing operations per share of common stock
Basic	$ 0.97	$ 0.58

Diluted	$ 0.96	$ 0.58

Income before cumulative effect of change in accounting principle per share of common stock
Basic	$ 0.86	$ 0.57

Diluted	$ 0.85	$ 0.56

Net income per share of common stock
Basic	$ 0.86	$ 0.43

Diluted	$ 0.85	$ 0.42

Dividends declared per common share	$ 0.25	$ 0.25

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS (Unaudited)

	Balance at
	March 31,	December 31,
(Dollars in millions)	2004	2003

Assets
Current assets:
Cash and cash equivalents	$ 653	$ 432
Short-term investments	-	363
Accounts receivable	852	1,002
Interest receivable	65	62
Trading assets	4,997	5,250
Regulatory assets arising from fixed-price contracts and other derivatives	145	144
Other regulatory assets	93	89
Inventories	67	147
Other	155	157

Current assets of continuing operations	7,027	7,646
Current assets of discontinued operations	245	220

Total current assets	7,272	7,866

Investments and other assets:
Due from affiliates	51	55
Regulatory assets arising from fixed-price contracts and other derivatives	612	650
Other regulatory assets	531	554
Nuclear decommissioning trusts	584	570
Investments	1,109	1,114
Sundry	699	706

Total investments and other assets	3,586	3,649

Property, plant and equipment - net	10,550	10,474

Total assets	$ 21,408	$ 21,989

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 139	$ 28
Accounts payable	706	843
Income taxes payable	142	47
Deferred income taxes	78	88
Trading liabilities	4,401	4,457
Dividends and interest payable	128	136
Regulatory balancing accounts - net	527	424
Fixed-price contracts and other derivatives	153	148
Current portion of long-term debt	610	1,433
Other	771	704

Current liabilities of continuing operations	7,655	8,308
Current liabilities of discontinued operations	45	52

Total current liabilities	7,700	8,360

Long-term debt	3,822	3,841

Deferred credits and other liabilities:
Due to affiliates	362	362
Customer advances for construction	81	89
Postretirement benefits other than pensions	123	131
Deferred income taxes	193	257
Deferred investment tax credits	82	84
Regulatory liabilities arising from cost of removal obligations	2,268	2,238
Regulatory liabilities arising from asset retirement obligations	299	281
Other regulatory liabilities	108	108
Fixed-price contracts and other derivatives	612	680
Asset retirement obligations	315	313
Deferred credits and other	1,176	1,176

Total deferred credits and other liabilities	5,619	5,719

Preferred stock of subsidiaries	179	179

Shareholders' equity	4,088	3,890

Total liabilities and shareholders' equity	$ 21,408	$ 21,989

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)

	Quarters ended
	March 31,

(Dollars in millions)	2004	2003

Cash Flows from Operating Activities:
Net income	$ 197	$ 88
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	24	3
Cumulative effect of change in accounting principle	-	29
Depreciation and amortization	165	148
Deferred income taxes and investment tax credits	(22)	(32)
Other - net	16	23
Net changes in other working capital components	427	431
Changes in other assets	(12)	(5)
Changes in other liabilities	(13)	6

Net cash provided by operating activities	782	691

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(219)	(193)
Net proceeds from sale of short-term investments	363 (1)	-
Investments and acquisitions of subsidiaries, net of cash acquired	(7)	(80)
Dividends received from affiliates	10	-
Loans to affiliate	-	(46)
Other - net	2	-

Net cash provided by (used in) investing activities	149	(319)

Cash Flows from Financing Activities:
Common dividends paid	(57)	(52)
Issuances of common stock	55	19
Repurchases of common stock	(2)	(3)
Issuances of long-term debt	21	400
Payments on long-term debt	(857)	(224)
Increase (decrease) in short-term debt - net	134	(158)
Other - net	(2)	(6)

Net cash used in financing activities	(708)	(24)

Increase in cash from continuing operations	223	348
Cash used in discontinued operations	(2)	-

Increase in cash and cash equivalents	221	348
Cash and cash equivalents, January 1	432	455

Cash and cash equivalents, March 31	$ 653	$ 803

(1)	Proceeds from the sale of U.S. Treasury obligations which previously securitized the Mesquite synthetic lease.

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Quarters ended
	March 31,

(Dollars in millions)	2004	2003

Net Income
California Utilities:
San Diego Gas & Electric	$ 50	$ 45
Southern California Gas	56	58

Total California Utilities	106	103

Global Enterprises:
Trading	59	10
Resources	37	10
International / LNG	17	7
Solutions	(4)	-

Total Global Enterprises	109	27

Financial	10	11

Parent & Other	(4)	(21)

Continuing Operations	221	120

Discontinued Operations (1)	(24)	(3)

Cumulative Effect of Change in Accounting Principle	-	(29)	(2)

Consolidated Net Income	$ 197	$ 88

(1)	Reflects Atlantic Electric & Gas.
(2)	The effects to Trading and Solutions were ($28) and ($1), respectively.

	Quarters ended
	March 31,

(Dollars in millions)	2004	2003

Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 69	$ 89
Southern California Gas	62	58

Total California Utilities	131	147

Global Enterprises:
Resources	15	84
Trading	46	7
International/LNG	27	26

Total Global Enterprises	88	117

Parent & Other	7	9

Consolidated Capital Expenditures and Investments	$ 226	$ 273

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Quarters ended
	March 31,

CALIFORNIA UTILITIES	2004	2003

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 575	$ 559
SoCalGas (excludes intercompany sales)	$ 1,139	$ 998

Gas Sales (Bcf)	140	125
Transportation and Exchange (Bcf)	158	134

Total Deliveries (Bcf)	298	259

Total Gas Customers (Thousands)	6,231	6,146

Electric Sales (Millions of kWhs)	3,812	3,609
Direct Access (Millions of kWhs)	729	806

Total Deliveries (Millions of kWhs)	4,541	4,415

Total Electric Customers (Thousands)	1,301	1,284

RESOURCES

Power Sold (Millions of kWhs)	4,477	1,403

SOLUTIONS

Revenues (Dollars in millions)	$ 30	$ 42

INTERNATIONAL
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy).

Natural Gas Sales (Bcf)
Argentina	51	42
Mexico	10	9
Chile	1	1
Natural Gas Customers (Thousands)
Argentina	1,414	1,367
Mexico	101	85
Chile	37	36
Electric Sales (Millions of kWhs)
Peru	1,007	1,018
Chile	508	481
Electric Customers (Thousands)
Peru	736	721
Chile	499	487

SEMPRA ENERGY
Table E (Continued)

TRADING

	Quarters ended
	March 31,

Trading Margin (Dollars in millions)	2004	2003

Geographical:
North America	$ 113	$ 62
Europe/Asia	84	22

Total	$ 197	$ 84

Product Line:
Gas	$ 41	$ 30
Power	38	(2)
Oil - Crude & Products	41	32
Metals	58	7
Other	19	17

Total	$ 197	$ 84

Physical Statistics

Natural Gas (BCF/Day)	13.7	13.5
Electric (Billions of kWhs)	92.9	66.1
Oil & Liquid Products (Millions Bbls/Day)	2.0	1.4

	Fair
	Market Value
	March 31,	Scheduled Maturity (in months)

Net Unrealized Revenue (Dollars in millions)	2004	0 - 12	13 - 24	25 - 36	> 36

Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$ 295	$ 223	$ 36	$ (4)	$ 40
Prices provided by other external sources	8	(6)	-	-	14
Prices based on models and other valuation methods	24	8	2	-	14

Total OTC Fair Value (1)	327	225	38	(4)	68

Maturity of OTC Fair Value

Percentage	100.0%	68.8%	11.6%	-1.2%	20.8%
Cumulative Percentages		68.8%	80.4%	79.2%	100.0%

Exchange Contracts (2)	134	$ 68	$ 58	$ 15	$ (7)

Total Net Unrealized Revenue	$ 461

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received associated with open Exchange Contracts

	March 31,	December 31,	September 30,	June 30,	March 31,
Credit Quality of Unrealized Trading Assets (net of margin)	2004	2003	2003	2003	2003

Commodity Exchanges	6%	8%	8%	6%	7%
Investment Grade	63%	70%	66%	71%	62%
Below Investment Grade	31%	22%	26%	23%	31%

	Quarters ended
	March 31,

Risk Adjusted Performance Indicators	2004	2003

VaR at 95% (Dollars in millions) (1)	$ 5.7	$ 10.0
VaR at 99% (Dollars in millions) (2)	$ 8.1	$ 14.1
Risk Adjusted Return on Capital (RAROC) (3)	41%	12%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level